 Exhibit 99.2
Press Release

Compaq Computer Corporation
Worldwide Public Relations
20555 SH 249 MC110515
Houston, TX 77070-2698

Telephone 281-514-0484
Facsimilie 281-514-0641
Compaq.PR@Compaq.Com

Contact(s):      Arch Currid
                      Compaq Computer Corporation
                      281-514-0484
                      Arch.Currid@Compaq.com

Compaq Announces Senior Management
Appointments

Jeff Clarke Named Senior Vice President and Chief Financial Officer
Jesse Greene Named Senior Vice President, Strategic Planning
Mike Larson Named Senior Vice President, Access Business Group

         HOUSTON, March 15, 2001 - Compaq Computer Corporation (NYSE: CPQ), a leading worldwide provider of technology and solutions, today named Jeff Clarke as senior vice president and chief financial officer. Clarke, 39, was Compaq’s vice president of finance and strategy for Compaq Sales and Services. Jesse J. Greene Jr., 56, is appointed senior vice president of strategic planning.

         Michael Capellas, Compaq’s chairman and chief executive, said the appointments reflect the continuing evolution of the company’s senior management team and further strengthen the company’s focus on providing innovative Internet infrastructure and access solutions on a worldwide scale.

        “Jeff has played a integral role in the development and implementation of our business and financial strategy over the past two years and is an exceedingly strong communicator,” Capellas said.

        Clarke has more than 15 years of global technology-related financial management experience. Joining Compaq in 1998, upon the completion of the company’s merger with Digital, he served as vice president of strategic finance for Technology and Corporate Development. He was named vice president for finance and strategy for Worldwide Sales and Services in 1999.

        Greene will now focus his 20-plus years of planning experience on the long-term strategies that drive Compaq competitiveness and shareholder value including mergers and acquisitions and new market opportunities. Greene will be responsible for the company’s corporate strategy and business development groups. “These changes take advantage of what they each do best and I have full confidence in both of them,” said Capellas.

        In a related announcement today, the company has combined its consumer and commercial product groups to form the Access Business Group. Compaq Senior Vice President Mike Larson, who currently heads the Consumer Products Group, will lead this newly merged Access Business Group. He will continue to report to Mike Winkler, as the Senior Vice President of the Access Business Group. These appointments are effective immediately.

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Company Background

        Compaq Computer Corporation, a Fortune Global 100 company, is a leading global provider of technology and solutions. Compaq designs, develops, manufactures, and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, and communications products, commercial desktop and portable products, and consumer PCs that are sold in more than 200 countries. Information on Compaq and its products and services is available at http://www.compaq.com

Compaq and the Compaq logo are registered with the U.S. Patent and Trademark Office. This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: component shortages, delays in the implementation of changes in delivery models, increased competitive environment and pricing pressures, delays in product rollout schedules, slow acceptance for new form factors, employee retention, disruptions related to restructuring actions, the financial condition of resellers, delays in new systems implementation, operational inefficiencies related to sales cycles, equity investment volatility, and emerging market political or economic instability. Further information on the factors that could affect Compaq’s financial results is included in Compaq’s Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K and the latest quarterly report on Form 10-Q.